SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 28, 2004

Date of Earliest Event Reported: July 20, 2004

MEDICAL INTERNATIONAL TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado

(State of Organization)

000-31469

(Commission File Number)

84-1509950

(I.R.S. Employer Identification No.)

     2281 Guenette, Ville Saint-Laurent Montreal, Quebec, Canada HR4 2E9

(Address of Principal Executive Offices)

(514) 339-9355

Registrants Telephone Number

(Former Name or Address of Registrant)

Medical International Technology, Inc. Report on Form 8-K

Item 4. Changes in Registrant’s Certifying Accountant

Medical International Technology, Inc. has elected to change from the auditing accountant firm of:

Jonathon P. Reuben, CPA
23440 Hawthorne Blvd., Suite 270
Torrance, California 90505

To the auditing accountant firm of:

Schwartz Levitsky Feldman, LLP
1980 Sherbrooke West, 10th Floor
Montreal, Quebec, Canada H3H 1E8

In an effort to better manage Medical International Technology, Inc.’s finances, the company’s management has decided to use the services of an accounting firm based in Montreal to facilitate day-today business transactions. The company’s management believes the new auditing accountant firm will provided quality service in a timely manner.

The Board of Directors of Medical International Technology, Inc. approved the change in accounting firm as of July 20, 2004. Dismissing the prior accounting firm and engaging the new accounting firm as of that date.

The new accounting firm was not consulted prior to engagement on any specific accounting matter either completed or proposed.

Medical International Technology, Inc. has never had nor anticipates having, nor had during the two most recent fiscal years or any subsequent interim period preceding the date of change any disagreements with accountants on matters of accounting, financial disclosure, matter of accounting principles or practices, or auditing scope or procedure; nor has any principal accountant, currently or in past recent years, resigned or declined to stand for re-election.

The financial statements audited by the principal accountant for the past two years do not contain an adverse opinion or disclaimer of opinion or were modified as to uncertainty, audit scope or accounting principles.

Item 7. Financial Statements and Exhibits

Medical International Technology, Inc., in compliance with Regulation S-B Item 304(a)(3), provides herein the following exhibit.

Exhibit 16	Letter on change in certifying accountant.
Former accountant letter stating agreement or respects of disagreement with statements of the issuer as within this Report on Form 8-K.

Medical International Technology, Inc. Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL INTERNATIONAL TECHNOLOGY, INC.

Date: July 28, 2004

By: \s\ Karim Menassa, President

Karim Menassa

President

Date: July 28, 2004

By: \s\ Michel Bayouk, Secretary

Michel Bayouk

Secretary